Exhibit 99.1

RealPage to Acquire ClickPay

Significantly Expands RealPage Payments Platform

RICHARDSON, Texas--(BUSINESS WIRE)--April 20, 2018--RealPage, Inc. (NASDAQ:RP), a leading provider of software and data analytics to the real estate industry, today announced its agreement to acquire ClickPay, a comprehensive electronic payment platform servicing 2.3 million units across the multifamily, HOA, condominium and co-op segments of real estate. ClickPay significantly expands RealPage’s footprint into the HOA owner-occupied segment of real estate, broadens the company’s presence in the New York metropolitan market and solidifies the integration of its front-end leasing platform into third-party property management systems.

Highlights

  Adds nearly $1.0 billion to the company’s total addressable market. The HOA market is estimated to contain over 16 million units, and RealPage estimates that current and future solutions applicable to the market aggregate to a total opportunity of approximately $60 per unit per year. Including the HOA market, the holistic RealPage platform is expected to serve multiple segments of real estate, from rentals to owner occupied units, totaling over 62 million units. Total current and future applicable solutions for those units represent nearly $205 per unit per year, for a total addressable market of over $12.7 billion.
  Strengthens the company’s consumer-centric, front-end leasing platform. ClickPay, in concert with the recent acquisition of On-Site, combines functionality to attract, convert and retain renters integrated with popular third-party property management systems. The front end platform includes Property Websites, Contact Center, Online Leasing, CRM, Screening, Resident Portal and Payments.
  Creates one of the largest payment processing platforms for real estate assets with over $55 billion of annual run-rate transaction volume.
  Expands RealPage’s presence in the New York metropolitan market, complementing its recent acquisition of On-Site, the largest provider of tenant screening services in New York. ClickPay’s client base also represents a significant cross-sell opportunity for the RealPage platform.
  Expands RealPage functionality to include lockbox and online banking capabilities, eliminating time-consuming and inefficient manual check processing.

Steve Winn, Chairman and CEO of RealPage

“Expanding our payments solution to include ClickPay has the potential to further accelerate one of the fastest growing areas of our platform. According to data from the U.S. Census Bureau American Housing Survey, over $525 billion of rent is collected annually. Only a fraction of that volume is processed electronically, and we estimate that the vast majority of the U.S. still pays rent with a paper check. In addition, according to industry sources, owner occupied units in the HOA segment are spending approximately $60 billion per year in fees. We believe our scale gives RealPage a strategic position to drive deeper client adoption across most real estate categories for payment solutions as well as other solutions that reduce costs and improve efficiency. In addition, I believe ClickPay and our recent acquisition of On-Site together unlock a significant opportunity to attract, convert and retain renters for clients utilizing property management systems outside of the RealPage ecosystem.”

Matt Davis, Senior Vice President of RealPage Financial Services

“We intend to incorporate ClickPay’s capabilities into the RealPage payment processing platform enabling clients to eliminate site-level check handling. We anticipate ClickPay will remain a standalone platform supporting most third-party property management solutions, but will also begin integrating RealPage’s front office capabilities tailored for rental real estate. Accordingly, ClickPay operations in New Jersey and New York will be expanded to further support rental clients and to further penetrate the HOA segment. We expect that the combined transaction volume generated through the RealPage and ClickPay platforms will provide the scale necessary to drive a more efficient and cost effective solution for our clients.”

Ernest Muller, Chairman of ClickPay

“Our clients need assistance automating the entire resident life cycle. By joining forces with RealPage, we will be able to grow our best-in-class payment platform and instantly add a suite of resident-facing solutions including online service requests, online leasing, online concierge services, package tracking, utility billing, insurance, and lead generation tools.”

Tom Kiernan, CEO of ClickPay

“Our entrepreneurial spirit, flexibility, and strong client relationships have been central to our success. RealPage is committed to ensuring we maintain our DNA in the way we execute and deliver value for our clients.”

Financial and Operational Highlights

The acquisition purchase price of $218.5 million is composed of $76.3 million in shares of RealPage common stock and $142.2 million in cash. The acquisition price is subject to working capital adjustments and a holdback for potential indemnification claims. The cash portion of the transaction was financed from the company’s existing credit facility. RealPage completed the purchase of approximately 88% of the interests in ClickPay at the time of the agreement and expects to finalize the purchase of the remaining interests within the next six months. For the year ended December 31, 2017, ClickPay possessed revenue of over $22 million with negligible Adjusted EBITDA contribution. RealPage estimates that ClickPay will contribute revenue of $23 million for the remainder of 2018, representing 2018 revenue growth of approximately 45%. ClickPay is expected to be immaterial to RealPage’s 2018 Adjusted EBITDA. However, the company expects to achieve revenue and expense synergies that will be accretive to its long-term revenue growth and Adjusted EBITDA margin expansion objectives.

Ernest Muller and Tom Kiernan, Chairman and CEO of ClickPay, respectively, will remain with the business in addition to approximately 100 employees. ClickPay is based in New York City.

About RealPage

RealPage is a leading global provider of software and data analytics to the real estate industry. Clients use its platform to improve operating performance and increase capital returns. Founded in 1998 and headquartered in Richardson, Texas, RealPage currently serves over 12,400 clients worldwide from offices in North America, Europe and Asia. For more information about RealPage, please visit www.realpage.com.

About ClickPay

As a leading platform for automating real estate receivables, ClickPay accepts most payment methods, including checks, e-checks (ACH), credit and debit cards. ClickPay offers integrated payment services to increase operational efficiencies and enable profitable growth. The ClickPay Portal provides property owners and managers with a customizable, electronic solution to bill and collect payments to increase operational efficiencies and increase resident satisfaction. To learn more, go to www.clickpay.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains “forward-looking” statements relating to the expected financial and other benefits of the ClickPay acquisition to RealPage and its current and future customers, including expected market size opportunity, expected benefits of entering into the HOA market, expanding the company’s presence in the New York metropolitan market, and integration of RealPage’s front-end platform into third-party property management systems, acceleration of one of the fastest growth areas of our platform, the combined benefits of the ClickPay acquisition and the previously announced On-Site acquisition, our plans for the integration and expansion of ClickPay operations, expectations regarding timing of the completion of the remaining portions of the ClickPay transaction, ClickPay’s contribution to RealPage’s 2018 revenue and Adjusted EBITDA, and the achievement of revenue and expense synergies that will be accretive to RealPage’s long-term revenue growth and Adjusted EBITDA margin expansion objectives, and expectations regarding certain employees remaining with the business after the acquisition. These forward-looking statements are based on management's beliefs and assumptions and on information currently available to management. Forward-looking statements include all statements that are not historical facts and may be identified by terms such as “expects,” “believes,” “plans,” or similar expressions and the negatives of those terms. Those forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Additional factors that could cause or contribute to such differences include, but are not limited to, the following: (a) the possibility that general economic conditions, including leasing velocity or uncertainty, could cause information technology spending, particularly in the rental housing industry, to be reduced or purchasing decisions to be delayed; (b) an increase in insurance claims; (c) an increase in customer cancellations; (d) the inability to increase sales to existing customers and to attract new customers; (e) RealPage’s failure to integrate ClickPay or other acquired businesses and any future acquisitions successfully or to achieve expected synergies; (f) the timing and success of new product introductions by RealPage or its competitors (including products acquired through ClickPay or through other acquisitions); (g) changes in RealPage’s pricing policies or those of its competitors; (h) legal or regulatory proceedings; (i) the inability to achieve revenue growth or to enable margin expansion; and (j) such other risks and uncertainties described more fully in documents filed with or furnished to the Securities and Exchange Commission (“SEC”) by RealPage, including its Annual Report on Form 10-K filed with the SEC on March 1, 2018. All information provided in this release is as of the date hereof and RealPage undertakes no duty to update this information except as required by law.

CONTACT:
RealPage
Rhett Butler, 972-820-3773
Investor Relations
RealPageMediaRelations@realpage.com